UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2009
MEDIACOM COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-29227	06-1566067
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
100 Crystal Run Road
Middletown, New York 10941
(Address of principal executive offices)
Registrant’s telephone number: (845) 695-2600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 26, 2009, the Compensation Committee of Mediacom Communications Corporation (the “Registrant”) approved the compensation arrangements of the Registrant’s named executive officers (the “Named Executive Officers”) as follows:
Annual Base Salary
     Based on the recommendation of the Chairman and Chief Executive Officer, the Compensation Committee determined that no salary increase will be awarded to the Chairman and Chief Executive Officer in 2009, who last received a salary increase in 2006.
     Based on the recommendation of the Chairman and Chief Executive Officer, the Compensation Committee also determined that no salary increases will be awarded to the other Named Executive Officers in 2009.
Bonus
     The Compensation Committee approved for the Named Executive Officers the following bonus payments for their performance in 2008:

Rocco B. Commisso	$1,275,000
Mark E. Stephan	$165,000
John G. Pascarelli	$165,000
Italia Commisso Weinand	$125,000
Joseph E. Young	$125,000

Stock Option Grants
     The Compensation Committee approved for the Named Executive Officers the following stock option grants under the Registrant’s 2003 Incentive Plan for their performance in 2008 at an exercise price of $3.95 per share, which was the closing price of the Registrant’s Class A common stock on February 26, 2009:

Rocco B. Commisso	510,000	(1)
Mark E. Stephan	102,000	(2)
John G. Pascarelli	102,000	(2)
Italia Commisso Weinand	59,000	(2)
Joseph E. Young	59,000	(2)

(1)	The options are subject to vesting in three equal annual installments, commencing on February 26, 2010, and expire on February 25, 2019.

(2)	The options are subject to vesting in four equal annual installments, commencing on February 26, 2010, and expire on February 25, 2019.
Restricted Stock Unit Grants
     The Compensation Committee approved for the Named Executive officers the following restricted stock unit grants under the Registrant’s 2003 Incentive Plan for their performance in 2008:

Rocco B. Commisso	290,000	(1)
Mark E. Stephan	60,000	(2)
John G. Pascarelli	55,000	(2)
Italia Commisso Weinand	32,000	(2)
Joseph E. Young	32,000	(2)

(1)	The restricted stock units are subject to vesting in three equal annual installments, commencing on February 25, 2010.

(2)	The restricted stock units are subject to vesting in four equal annual installments, commencing on February 25, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 2, 2009

Mediacom Communications Corporation
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer